Exhibit 99.1

Remy International, Inc. Announces Shareholder Approval and Closing of Proposed Merger Agreement
PENDLETON, Indiana, December 31, 2014 /PRNewswire/ -- Remy International, Inc. (NASDAQ: REMY) today announced the completion of the transactions pursuant to the previously announced merger agreement among Remy International, Inc. ("Old Remy"), Fidelity National Financial, Inc. ("FNF"), New Remy Holdco Corp. ("New Holdco"), and several wholly owned subsidiaries of FNF (the "Transaction"). The merger agreement was approved earlier today at a special meeting of stockholders of Old Remy. As previously disclosed, the Transaction in effect resulted in the indirect distribution by FNF of its shares of Old Remy to the holders of Fidelity National Financial Ventures ("FNFV") Group common stock. Upon the closing of the Transaction, New Holdco became the new public parent of Old Remy.  Effective upon the closing of the Transaction, New Holdco changed its name to "Remy International, Inc." New Holdco common shares will be listed on NASDAQ under the trading symbol "REMY" which is the same trading symbol as is currently used by Old Remy, and are expected to begin trading at the market opening on January 2, 2015.  Old Remy will continue to trade on NASDAQ through market close on December 31, 2014. New Holdco common shares will have a new CUSIP number of 75971M108. Under the organizational documents of New Holdco, the rights of the holders of New Holdco common stock are the same as the rights of holders of Old Remy common stock.
Jay Pittas, Remy International, Inc.'s President and Chief Executive Officer commented, “After working diligently on the merger, we are very pleased with the successful completion of this transformative spin-off transaction and excited about the next chapter in the long Remy story. We believe a completely independent Remy with a fully-distributed common stock will better enable Remy to pursue its strategic plans and be a catalyst for creating additional long-term value for its shareholders."
About Remy International, Inc.
Founded by the Remy Brothers in 1896, Remy International, Inc. (NASDAQ: REMY) is a leading global manufacturer and remanufacturer of alternators, starter motors, electric traction motors, and multi-line products, such as constant velocity axles, disc brake calipers, and steering gears. Headquartered in Pendleton, Indiana, with global operations across five continents and 10 countries, Remy International, Inc. markets products under the Delco Remy®, Remy®, World Wide Automotive® and USA Industries® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International Inc.'s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It Running™.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain statements relating to future events and Remy International, Inc.’s intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions, or events, including with respect to the Transaction, generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transaction, the expected timing of completion of the Transaction, and Remy International, Inc.’s anticipated future financial and operating performance and results, including its estimates for growth. These statements are based on the current expectations of Remy International, Inc.'s management. There are a number of risks and uncertainties that could cause Remy International, Inc.’s actual results to differ materially from the forward-looking statements included in this communication.
In light of these risks, uncertainties, assumptions, and other factors, the forward-looking statements discussed in this communication may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Remy International, Inc.’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Remy International, Inc. and its business, see Remy International, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and subsequent filings with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Remy International, Inc. does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

Investor Contact:
Investor Relations
ir@remyinc.com
(765) 778-6602
SOURCE : Remy International, Inc.